UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 12, 2024 (the “Amendment Date”), Eagle Pharmaceuticals, Inc. (the “Company”), entered into a Limited Waiver and First Amendment to Third Amended and Restated Credit Agreement (the “Amendment Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”), which (i) provides a waiver of previously disclosed defaults and events of default that occurred and were continuing under the Company’s Third Amended and Restated Credit Agreement, dated as of November 1, 2022 (the “Credit Agreement”) and (ii) amends the Credit Agreement (the Credit Agreement as amended by the Amendment Agreement, the “Amended Credit Agreement”).

Pursuant to the terms of the Amendment Agreement, the Agent and the Lenders have agreed to a limited waiver subject to the terms and conditions described below and set forth in the Amendment Agreement, with respect to, among other things, the defaults and events of default that occurred in connection with (i) the non-reliance determination by the Company in respect of the Company’s financial statements for the quarter ended June 30, 2023 and (ii) the Company’s failure to timely deliver financial statements for the fiscal quarter ended September 30, 2023. As previously disclosed in the Company’s Current Report filed with the SEC on Form 8-K filed on December 15, 2023, the Company was required to deliver to the Agent and lenders, by not later than November 14, 2023, quarterly financial statements certified by one of its officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries for the fiscal quarter ended September 30, 2023 (the “September 2023 Financials”) pursuant to a covenant requiring delivery of quarterly financials within 45 days of the end of each of the first three fiscal quarters of each fiscal year. The Company failed to timely deliver the September 2023 Financials, which such failure constituted a default under the Credit Agreement, subject to a 30-day cure period ending December 14, 2023. The Company failed to timely deliver the September 2023 Financials and accordingly failed to cure such default within the 30-day cure period, which gave rise to an event of default under the Credit Agreement. In addition, in connection with the planned restatement of the financial statements for the quarter ended June 30, 2023 (the “June 2023 Financials”), the Company concluded that the June 2023 Financials previously delivered to the Agent and lenders did not present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries and accordingly were not prepared in accordance with generally accepted accounting principles, which gave rise to events of default under the Credit Agreement.

Pursuant to the terms of the Amended Credit Agreement, the Company is required to deliver to the Agent and the Lenders, by not later than February 29, 2024, quarterly financial statements for the fiscal quarters ended June 30, 2023 and September 30, 2023, in each case certified by one of its officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries for the respective quarter (the “Financial Statement Requirement”).

Pursuant to the terms of the Amendment Agreement, until the Company satisfies the Financial Statement Requirement, (i) availability under the Amended Credit Agreement will be reduced from $100 million to $50 million, (ii) the Company will not be permitted to utilize any negative covenant flexibility that is based on a pro forma compliance with any of the Fixed Charge Coverage Ratio, Senior Secured Net Leverage Ratio and/or the Total Net Leverage Ratio test (each as defined in the Amended Credit Agreement), which restricts the Company’s flexibility to, among other things, incur certain additional indebtedness, complete certain corporate transactions, including certain acquisitions and dispositions, or make certain additional restricted payments and (iii) compliance with the minimum liquidity covenant shall be waived.

Pursuant to the terms of the Amended Credit Agreement, failure to timely satisfy the Financial Statement Requirement will result in an event of default. During the continuance of an event of default, the Agent may, with the consent of the required lenders, and shall, at the request of the required lenders, by notice to the Company, terminate undrawn commitments, declare the loans then outstanding to be due and payable in full and/or exercise other remedies available to it, among other things. In addition, the Company’s obligations under the Amended Credit Agreement are secured by a pledge of substantially all of the Company’s assets. If the Company is unable to pay its obligations, the Agent on behalf of the lenders could proceed to protect and enforce their rights under the Amended Credit Agreement, including by foreclosure on the assets securing the Company’s obligations under the Amended Credit Agreement. The foregoing would materially and adversely affect the Company’s business and financial condition. There can be no assurance that the Company will be able to satisfy the Financial Statement Requirement on the required timing or at all, or comply with the terms of the Agreement Amendment and the Amended Credit Agreement.

The foregoing description of the Amendment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the Company’s expectations with respect to the Amended Credit Agreement and the Agreement Amendment and its ability to satisfy the Financial Statement Requirement on the required timing or at all, and otherwise comply with the Amended Credit Agreement and the Agreement Amendment, the potential actions that the Agent on behalf of the lenders could take to protect and enforce their rights under the Amended Credit Agreement, and the expected filing of an amendment to the Company’s Form 10-Q for the quarter ended June 30, 2023 and a Form 10-Q for the quarter ended September 30, 2023. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information; further delays in the Company’s financial reporting, including as a result of unanticipated factors; the possibility that the Company will be unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules; the possibility that the Nasdaq may delist the Company’s securities; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; the Company’s ability to recruit and hire a new Chief Executive Officer; the impacts of the post- COVID-19 environment and geopolitical factors such as the conflicts between Russia and Ukraine and Gaza and Israel; delay in or failure to obtain regulatory approval of the Company’s or its partners’ product candidates and successful compliance with Federal Drug Administration, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its products; the success of the Company's relationships with its partners; the outcome of litigation; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Limited Waiver and First Amendment to Third Amended and Restated Credit Agreement, among Eagle Pharmaceuticals, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2024	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Brian Cahill
Brian Cahill
Chief Financial Officer